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                                                               EXHIBIT 10(f)(ii)

                         BECTON, DICKINSON AND COMPANY

                      1982 UNQUALIFIED STOCK OPTION PLAN


                                FRENCH ADDENDUM


     This Addendum to the Becton, Dickinson and Company 1982 Unqualified Stock Option Plan (the "Plan") modifies and supplements the terms and conditions of the Plan with respect to the Unqualified Stock Options granted to, and the related shares of Stock acquired upon exercise of an Unqualified Stock Option ("Option Shares") by, any Grantee subject to taxation by the Republic of France with respect to such Stock Options or Option Shares (a "French Optionholder"). Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Plan.

1. Notwithstanding anything contained in the Plan to the contrary, in no event shall an Unqualified Stock Option granted to a French Optionholder be amended, directly or indirectly, after the Granting Date of the Unqualified Stock Option to change the purchase price of a share of Stock subject to the Unqualified Stock Option, except as contemplated in Section 9 (Adjustments) of the Plan.

2. A French Optionholder shall hold all Option Shares acquired and not sold either (i) in registered form, as the shareholder of record, on the books and records of the Company's transfer agent, or (ii) in a named account, as the beneficial owner of such shares, at the Broker designated from time to time by the Company as the permitted nominal record holder of such shares (any Options Shares not being held by a French Optionholder in accordance with either clause
(i) or (ii) above being referred to herein as "Improperly Held Shares"). For purposes of the tax laws of France, the Company shall have the right to deem any Option Shares not being held either of record or beneficially by the French Optionholder in accordance with clause (i) or (ii) above to have been sold by the French Optionholder as of the date they became Improperly Held Shares, and the Company shall be entitled to (y) report such Improperly Held Shares as so sold on any reports, returns or statements required to be filed by the Company with the appropriate tax authorities of France, and (z) collect or withhold from the French Optionholder all amounts required, if any, under applicable French law as though such Option Shares had been sold.